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                                                                  EXECUTION COPY

                                SELLING AGREEMENT

This Selling Agreement (this "Agreement"), effective as of the date set forth below, is made by and among MetLife Investors Insurance Company, MetLife Investors Insurance Company of California, First MetLife Investors Insurance Company (collectively, the "Company") MetLife Investors Distribution Company (the "Distributor"), UBS PaineWebber, Inc., ("UBS PaineWebber") and PWJC Insurance Sales, Inc., on behalf of itself and the other licensed insurance subsidiaries of UBS PaineWebber listed on Schedule A, attached hereto (collectively, the "UBS Agencies"). (Each, of the Company, the Distributor, UBS PaineWebber and the UBS Agencies shall be referred to as a "Party" and, collectively, shall be referred to as the "Parties").

WHEREAS, the Company is an insurance company that underwrites certain life insurance policies and annuity contracts;

WHEREAS, the Company has, under a separate agreement that was entered into prior to this Agreement, appointed the Distributor as principal underwriter of certain life insurance policies and annuity contracts that are registered under the Securities Act of 1933, as amended, which are listed on Schedule B, as may be modified from time to time upon agreement of the Parties (the "Registered Contracts");

WHEREAS, the Company offers certain insurance policies and annuity contracts that are not required to be registered under the Securities Act of 1933, which are listed in Schedule C, as may be modified from time to time upon agreement of the Company and UBS PaineWebber (the "Unregistered Contracts" and together with the Registered Contracts, the "Contracts");

WHEREAS, the Company and/or the Distributor, as the case may be, wish to distribute the Contracts to current and future holders of UBS PaineWebber investment accounts (or in the case of UBS PaineWebber trusteed or custodial account, the individual or individuals for whom UBS PaineWebber or an affiliate of UBS PaineWebber serves as custodian or trustee, including but not limited to certain Uniform Transfer to Minors Act Accounts and Individual Retirement Accounts) ("Accountholders");

WHEREAS, UBS PaineWebber is a registered broker dealer under the Securities Exchange Act of 1934 and is in good standing with the National Association of Securities Dealers, Inc. ("NASD");

WHEREAS, The Metropolitan Life Insurance Company ("MetLife") has entered into an agreement with General American Life Insurance Company ("GenAm") whereby it has agreed to maintain the capital and surplus of GenAm at a

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particular level, a copy of which is attached hereto as Schedule D (the "MetLife
Agreement");

WHEREAS, GenAm has entered into an agreement with the Company whereby it has agreed to guarantee certain obligations of the Company, a copy of which is attached hereto as Schedule E (the "GenAm Agreement" and, together with the MetLife Agreement, the "Net Worth Agreements"); and

WHEREAS, UBS PaineWebber and the UBS Agencies have entered into this Agreement based upon representations by the Company regarding the Net Worth Agreements.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

1.   Solicitation and Appointment

     (a) Distributor, under the authority of the Company, hereby authorizes UBS PaineWebber to have its Financial Advisors ("FAs") solicit applications for the Registered Contracts, provided such FAs 1) are duly registered representatives of UBS PaineWebber, 2) in good standing with accreditation to sell the Registered Products as required by the NASD, and 3) properly licensed or certified by the appropriate state insurance department or other state agency that may require licensing or certification (the FAs that meet these requirements shall be referred to as the "Agents").

     (b)  Company hereby authorizes the Agents to sell the Unregistered
          Contracts.

     (c) The Agents shall write insurance products through the UBS Agencies and, for certain products, in conjunction with independent general agents who have separate agreements with both 1) the Company and/or Distributor and 2) the UBS PaineWebber and/or UBS Agencies, where applicable (each such independent agency shall be a "Life Network Agency"). The Parties hereby agree and acknowledge that UBS PaineWebber and the UBS Agencies shall not be responsible for, nor shall it indemnify the Company and/or the Distributor, for any action performed by a Life Network Agency.

     (d) Solicitations to Accountholders shall only be performed by an Agent that is recommended by a UBS Agency or a Life Network Agency and appointed by the Company to write the type of Contract being solicited. The Company may refuse to appoint or terminate the appointment of a properly licensed Agent in its discretion, provided that it shall consult with UBS PaineWebber prior to any such action.

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     (e)  An Agent may only solicit a Contract in a state where such Contract is authorized to be issued. The Company shall provide a list to UBS PaineWebber of the states in which each Contract is authorized to be issued (the "Authorized States"). The Company shall promptly inform
          UBS PaineWebber if the authority to issue a Contract in a state has changed.

     (f) UBS PaineWebber and the UBS Agencies, where applicable, shall have sole responsibility for training and supervision of the Agents and for assuring that Agents are properly licensed and in compliance with applicable federal, state and local laws and regulations and the rules of the NASD. UBS PaineWebber shall be responsible for determining the suitability of recommendations of the Contracts made by the Agents as required by applicable Federal or state law and the rules of the NASD as they apply to the Contracts.

     (g) This Agreement only covers and the Agents may only solicit the Contracts. If the Company and/or the Distributor desires to amend Schedules B and/or C, which lists the Contracts, to add a new insurance policy or annuity contract, the Company shall notify UBS PaineWebber in writing of its desire at least forty five (45) days in advance of the offering of the new product. The new insurance policy or annuity contract shall only be added if approved, in writing, by UBS PaineWebber. The Company shall not market or introduce such new insurance policy or annuity contract to the Agents until such time that 1)the product is approved by UBS PaineWebber and Schedule B or C is amended to add the new policy or contract and 2) UBS PaineWebber notifies the Company that its distribution system is ready for the new policy or contract.

     (h) If the Company and/or Distributor desires to temporarily or permanently discontinue the offering of a Contract, the Company shall notify UBS PaineWebber, in writing, at least thirty (30) days prior to the effective date of such discontinuance, provided, however, that if the discontinuance is required by law or regulatory action, the Company and/or Distributor shall have the right to immediately discontinue the offering of the Contract, if immediate discontinuance is required by the law or regulatory action, and shall promptly notify UBS PaineWebber.

     (i) The Parties agree that UBS PaineWebber may offer the Contracts to certain accountholders of its affiliates and subsidiaries, in which case such accountholders shall also become Accountholders, provided that UBS PaineWebber and the UBS Agencies shall be responsible for and obligated by the actions of any such affiliates or subsidiaries as if they were the actions of UBS PaineWebber, and such offers shall only

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          be made in accordance with the terms and conditions of this Agreement.

     (j) UBS PaineWebber represents and warrants that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member of the NASD in good standing. UBS PaineWebber shall, at all times when performing its functions and fulfillinq its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and, as required by applicable law, in each state or other jurisdiction in which UBS PaineWebber intends to perform its functions and fulfill its obligations hereunder, and be a member in good standing of the NASD.

     (k) UBS PaineWebber represents and warrants that each of the UBS Agencies is an appropriately licensed insurance agency where required to solicit applications for the Contracts. Each UBS Agency shall, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to offer or sell the Contracts in each state or other jurisdiction in which such UBS Agency intends to perform its functions and fulfill its obligations hereunder.

     (L) [This suggested paragraph is not necessary since we already established that UBSPW is responsible for suitability]

2.   Relationship of the Parties

UBS PaineWebber shall act as an independent contractor and nothing herein shall create or be deemed to create an employer/employee relationship among the Company, the Distributor and UBS PaineWebber, its agents, including the Agents, representatives or employees.

3.   Non-Exclusivity of Agreement

     a) Neither this Agreement nor the performance of the services by the Parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between the Parties.

     b) No Party to this Agreement shall be, act as, or represent itself as, the agent or representative of another Party, nor shall any Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, any other Party without the prior written consent of said Party, provided, however, that an Agent may represent that he or
                      --------  -------
          she is acting as an insurance agent for the Company.

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     c)   This Agreement is not intended to, and shall not, create any rights against any Party hereto by any third party solely on account of this Agreement.

     d) No Party hereto shall use the name of any other Party in any manner without the other Party's prior written consent, except as (i) required by applicable federal or state law, or regulation or (ii) in the normal course of representing the Contracts to Accountholders.

4.   Limitations

UBS PaineWebber and the UBS Agencies, on their own behalf and on behalf of the Agents, agrees not to:

     a) accept risks, pass upon insurability or bind the Distributor and/or Company in any way;

     b) misrepresent the Contracts or make or modify the Contracts on behalf of the Company or waive any of the Company's rights or requirements thereunder;

     c) endorse, cash or deposit any check or draft made payable to the Company;

     d) open any bank account or trust account on behalf of, for the benefit of, or containing the name of the Company;

     e) directly cause or endeavor to cause any agents of the Company (other than Agents) to terminate or alter their association with the Company; or

     f) give any information or make any representations or statements, written or oral, concerning the Contracts, the variable accounts or the Company other than information or representation contained in the Contracts, Contract prospectuses, the prospectuses of the underlying mutual funds, statements of additional information and Contract registration statements, or in reports or proxy statements therefore, or in the Sales and Marketing Materials (as defined in Section 8).

5.   The Contracts

The Company and the Distributor represent and warrant that:

     a) the Registered Contracts that are variable insurance policies or variable annuities (the "Variable Contracts") are issued by separate accounts registered with the Securities and Exchange Commission

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          ("SEC") as unit investment trusts under the Investment Company Act of
          1940, as amended;

     b) the Registered Contracts are registered with the SEC as securities under the Securities Act of 1933, as amended;

     c) the Unregistered Contracts, and the investment options thereunder, if any, do not require registration with the SEC;

     d) the Contracts have been approved by the appropriate state regulatory officials for use in the Authorized States;

     e) any change in the registration, registration status or approval of a Contract by any jurisdiction, whether it be the SEC a state insurance department or any other administrative or regulatory agency, division or department, shall be communicated to UBS PaineWebber as soon as practical; and

     f) on the effective date of this Agreement, the Net Worth Agreements are in full force and effect and have not been modified or amended in any way that would affect the obligations of MetLife and/or GenAm under said agreements.

6.   Contract Delivery & Servicing

The Company and the Distributor agree:

     a) All Contracts offered by UBS PaineWebber and issued by the Company are to be delivered by the Company to the Accountholder with a copy of the Contract or specifications page to UBS PaineWebber unless otherwise agreed to by the Parties.

     b) For the Registered Contracts, or any other Contract that may require a prospectus, the Company shall deliver, with the Contract, a current prospectus. [We do require that the FA deliver a prospectus at time of sale but as a matter of caution we also require the vendors to send a prospectus so, even if the insured later states that his FA did not provide a prospectus he did get one from the company and had time to review it before the end of the free-look period]

     c) With the delivery of the prospectus or the policy or contract, in the case of Contracts not requiring a prospectus, the Company shall provide to the Accountholder any information required by UBS PaineWebber which may include material designed to assist the Accountholder in understanding the Contract purchased, provided,
                                                                 --------
          however, that if the information specifically refers to the Company or
          -------
          the Company's products, the Company must approve such material prior to it being provided to the Accountholder and such approval shall

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          not be unreasonably withheld. Any such information that is not approved by the Company shall be submitted to the Company for its review at least thirty (30) days prior to the date on which the Company must commence delivery hereunder.

     d) The Company shall not process any application or transmittal for a Contract unless a prior or contemporaneous transmittal is received from UBS PaineWebber indicating that the transaction has been entered into UBS PaineWebber's books and records. The Parties acknowledge that if the Company does not receive the required transmittal from UBS PaineWebber, the application must be promptly returned as unaccepted by the Company.

     e) The Company shall follow the administrative procedures set forth by UBS PaineWebber in Schedule F and any additional procedures as UBS PaineWebber and the Company may agree to in the future.

     f) To notify UBS PaineWebber if it receives a renewal or additional payment for application to an existing Contract directly from an Accountholder.

7.   Prompt Transmittal

UBS PaineWebber agrees to promptly transmit to the Company applications solicited by the Agents [if we take too long and it violates any law or rule, we provide indemnification] and initial premiums received for the Company. All initial premium amounts, and other amounts being sent from an Accountholder's UBS PaineWebber account shall be 1) net of commissions as set forth in paragraph 13 of this Agreement due to UBS PaineWebber, the UBS Agencies or the Agent, as the case may be, and 2) sent via a National Securities Clearing Corporation ("NSCC") data feed in a form and in such manner within NSCC procedures as specified by UBS PaineWebber, provided, however, that if in the future UBS
                              --------  -------
PaineWebber shall decide to facilitate payments other than via NSCC, the Company shall make commercially reasonable accommodations to receive payments in such alternative format. Each initial premium shall be preceded or accompanied by a properly completed application for a Contract, which shall include applications submitted electronically to the Company in such manner and format as the Company and UBS PaineWebber shall agree. Checks in payment of premiums or outstanding loans shall be drawn to the order of the Company.

8.   Marketing Materials

     a) The Company and/or the Distributor shall provide to UBS PaineWebber, "Sales and Marketing Materials," which may include, broker-dealer kits; brochures; newsletters; advertisements; documents

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          regarding sales promotions or contests; questions and answer sheets;
          scripts; speech outlines or other public presentations; prospecting or solicitation letters; slide presentations; audiotapes and videotapes; columns prepared for outside publications; reprints or excerpts from published materials; and any documents or items adapted from the above materials (regardless of such materials or for internal use or public use).

     b) All Sales and Marketing Material provided by the Company or Distributor to UBS PaineWebber shall 1) be up-to-date as of the time they are distributed or made available by the Company and/or Distributor to UBS PaineWebber personnel; 2) have been reviewed by the appropriate personnel of the Company and have been determined, in the opinion of the Company, to be accurate and in compliance with all applicable laws, rules and regulations and 3) approved by UBS PaineWebber in accordance with its guidelines for advertising.

     c) The Company represents and warrants that all registration statements, offering documents and Sales and Marketing Materials that the Company and/or the Distributor provides to UBS PaineWebber (collectively, "Written Material") for use will be properly filed and cleared and/or approved by all necessary regulatory bodies including, as applicable, but not limited NASD, state insurance and securities regulatory authorities and the Secuiities and Exchange Commission ("SEC") prior to distribution to UBS PaineWebber for use.

     d) Any materials that are intended for "internal" or "agent use only" shall be clearly designated "Internal Use Only", or shall contain similar language.

     e) The Company and/or the Distributor shall submit all Sales and Marketing Material to UBS PaineWebber, including copies of any approval or clearance letters or acknowledgement received from regulatory authorities where required. UBS PaineWebber shall have the right, but not the obligation, to review the Sales and Marketing Materials and request reasonable changes to such materials. The Company and/or the Distributor, as the case may be, shall make such requested reasonable changes unless the changes would violate any applicable laws, rules and regulations. The review and requested modification by UBS PaineWebber shall not be deemed to constitute a waiver or modification of the Company's obligation to ensure that the Sales and Marketing Materials comply with all applicable laws, rules and regulations and accurately represent the Contract.

     f) The cost of the Written Material produced by the Company or the Distributor shall be borne by the Company or the Distributor, as the case may be.

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     g)   The Company and the Distributor acknowledge that the distribution to
          UBS PaineWebber of Written Material that are not in compliance with the above statements is strictly prohibited, and the Company and the Distributor further acknowledge that UBS PaineWebber is relying on their fulfillment of the obligations and agreements hereunder. Further, the Company and the Distributor will take all reasonable actions to prevent the distribution to UBS PaineWebber of any such materials that are inconsistent with these representations.

     h) UBS PaineWebber shall neither use nor authorize for use, any promotional, sales or advertising material it prepares for external use that relates to the Contract or the Company without prior written approval of the Company or Distributor.

9.   Replacement Activity

     a) The Company shall implement, and the UBS Agencies shall comply with, practices and procedures as may be required by applicable laws, regulations or rules to monitor Agent Contract replacement activity. Such monitoring shall include, but not be limited to, information identifying patterns of replacement, high lapse rates, Contract surrenders, etc. The Company's monitoring process shall not be less than that required by applicable law, regulation or rule.

     b) In the event that the Company identifies inappropriate or improper replacement activity, the Company agrees to promptly notify UBS PaineWebber and cooperate with UBS PaineWebber in any investigation it may conduct.

     c) The Company represents and warrants that its procedures comply with all relevant laws, rules and regulations related to the replacement of life insurance policies and/or annuity contracts.

     d) The Company shall provide the UBS Agencies and the Agents with the forms required to be completed by such Agents to comply with the state laws, rules and regulations regarding the replacement of life insurance policies and/or annuity contracts. The Company shall also provide commercially reasonable assistance to the Agents in the completion of said forms.

     e) The Company shall maintain procedures for the proper transfer of funds from an insurance policy or annuity contract to a Contract in compliance with the Internal Revenue Service requirements for tax-free exchanges.

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10.  Records

     a) Each Party shall maintain its own records with respect to Contracts. Each Party, at its own expense shall have the right to audit the records and procedures of any other Party at any time upon three business day notice. [I think three is a reasonable compromise - this provision and the timeframe would only come into play if there was a problem and a week is too long]

     b) The Company or the Distributor shall not offer any product to a person they know to be an Accountholder without the prior written authorization of UBS PaineWebber, whether such offering is direct through an affiliated organization.

     c) On a daily basis, the Company shall provide UBS PaineWebber with the positions of the Accountholders via a NSCC data feed in a form and in such manner within NSCC procedures as specified by UBS PaineWebber, provided, however, that if UBS PaineWebber shall in the future decide
          --------  -------
          to facilitate the sending of information in a manner other than via NSCC, the Company shall make commercially reasonable accommodations to send the requested information in such alternative format.

     d) The Company shall provide to UBS PaineWebber, in a reasonably prompt time period, reasonably requested and obtainable information pertaining to Contracts issued to Accountholders, which shall include, but not be limited to, reports of beneficiaries listed for such Contracts, or certain classes or sub-classes of Contracts. Such information shall be provided in a format and in a form, including electronically, as may be reasonably requested by UBS PaineWebber in light of the systems maintained by the Company.

11.  Accountholder Complaints and Compliance

     a) UBS PaineWebber shall promptly notify the Company and the Distributor, in the case of a Registered Contract, in writing of correspondence received by it or an Agent from insurance regulatory or other governmental authorities, including without limitation the NASD, concerning the Contracts or their offer or sale and cooperate fully with the Company in making responses to those authorities.

     b) UBS PaineWebber shall promptly transmit to the Company and the Distributor, in the case of a Registered Contract, any paper served upon UBS PaineWebber, Agents, UBS PaineWebber's directors, officers or employees in connection with any legal proceedings by or

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          against the Company concerning or relating to a Contract offered or sold under this Agreement.

     c) The Parties agree to keep informed of and shall comply with all applicable federal, state or local regulations and laws now or hereafter in force while conducting business hereunder.

     d) The Company and/or the Distributor shall promptly notify UBS PaineWebber in writing of all correspondence received from insurance regulatory or other governmental authorities concerning or relating to the Contracts or their offer or sale and cooperate fully with UBS PaineWebber in making responses to those authorities.

     e) The Company and/or the Distributor shall promptly transmit to UBS PaineWebber any paper served upon the Company, the Distributor, the Company's directors, officers or employees or the Distributor's directors, officers or employees in connection with any legal proceedings by or against UBS PaineWebber or any legal proceeding concerning or relating to a Contract issued to an Accountholder.

12.  Confidential Information & Privacy

     a) Each Party shall safeguard and hold confidential from disclosure to unauthorized parties all "Confidential Information" of any other Party, which term "Confidential Information" shall mean any and all information which is in any way connected with, derived from or related to the business of such Party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a Party.

     b) Confidential Information shall not include information to the extent such information is (i) already known to the receiving Party free of any restriction at the time obtained, including information in the public domain; (ii) subsequently learned from an independent third party free of restriction; or (iii) independently developed by a Party without reference to information which is confidential.

     c) For purposes of this Section, only officers, directors, and employees of the Company, any affiliate of the Company providing administrative services (related to the Contracts) to the Company, the Distributor, the UBS Agencies and UBS PaineWebber, including their respective accountants, auditors, and attorneys, shall be authorized parties, provided those individuals have a "need to know" the Confidential

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          Information that is consistent with their respective positions and legal obligations and responsibilities. Before disclosing any Confidential Information, an authorized individual will be advised that such information must be kept confidential.

     d) In the event that one Party (the "Disclosing Party") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information to an unauthorized party, the Disclosing Party shall provide the other Parties (the "Non-Disclosing Parties") with prompt notice of any such request or requirement so that the Non-Disclosing Parties may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Non-Disclosing Parties, the Disclosing Party is nonetheless, in the opinion of counsel, required to disclose Confidential Information, the Disclosing Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the Disclosing Party is required to be disclosed, provided that the Disclosing Party attempt to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Non-Disclosing Parties, at the Non-Disclosing Partys' expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     e) Each Party further acknowledges and agrees that, in the event of a breach by it of the provisions of this Section 12, one or more other Parties will suffer irreparable harm and damages and, accordingly, shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction. The provisions of this Section shall survive any termination of this Agreement.

     f) Notwithstanding the provisions of this Section 12 to the contrary, the Parties hereby acknowledge that they are subject to privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C.
          Section 6801 et seq., pursuant to which regulations the Parties are required to obtain certain undertakings from each other with regard to the privacy, use and protection of nonpublic personal financial information of Accountholders or prospective Accountholders or the Company's insureds or prospective insureds. Therefore, notwithstanding anything to the contrary contained in this Agreement and to the extent that such is not otherwise provided in this Paragraph 12, the Parties agree that: (1) they shall not disclose or use any Customer Data received from another party except to the extent necessary to carry out their obligations under this Agreement and for no other purpose,
          (2) they shall not disclose Customer Data received from another Party to any

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          third party, including, without limitation, their respective third party services providers except to the extent necessary to carry out their obligations under this Agreement and then only with an agreement in writing from the third party to use or disclose such Customer Date only to the extent necessary to carry their respective obligations under this Agreement and for no other purposes, (3) they shall maintain, and require all third parties approved under subsection (2) to maintain effective information security measures to protect Customer Data from unauthorized disclosure or use, and (4) they shall provide each other with general information regarding such security measures upon reasonable request of the other Party and will promptly provide the other Party with information regarding any failure of such security measures or any security breach which affects the Customer Data. For purposes of this paragraph 12(f), Customer Data means the nonpublic personal information (as defined in 15 U.S.C. Section 6809(4)) of the Parties' customers or prospective customers or insureds or prospective insureds received by the other Parties in connection with the performance of its obligations under this Agreement, including, but not limited to (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the another Party and their parents, affiliated or subsidiary companies or (iii) an individual's account information.

     g) Without limiting the generality of the foregoing, each Party represents and warrants that it maintains privacy procedures and policies in compliance with relevant laws, rules and regulations ("Privacy Policies"), and further represents and warrants that such procedures shall be modified from time to time to comply with modifications in applicable laws, rules and regulations.

     h) Each Party agrees to comply with its own and the other Parties' then-current Privacy Policies with respect to customer information of such other Parties. Each Party agrees to provide the other Parties with a copy of the most current Privacy Policies, or any changes thereto, at the same time that such Privacy Policies or changes are disseminated to the public.

     i) Each Party covenants that it shall not sell, assign, transfer or make available to any affiliated or unaffiliated third party entity or person any information relating to any customer or account of the other Parties, except: (i) as may be permitted by this Agreement and allowed by law; (ii) as is reasonably necessary in the servicing, administration or audit of such customer or customer's account; (iii) as required by law; or (iv) as so consented to by a customer.

13.  Compensation and Broker of Record

     a) Compensation based on the premium or account value shall be paid to the appropriate UBS Agency or UBS PaineWebber, as the case may be, unless the UBS Agency or UBS PaineWebber directs the Company or the Distributor to pay the commission to another person or entity. The amount of compensation shall be determined in accordance with the table or tables contained in Schedule G. All commissions shall be paid on a daily basis through an NSCC wire in a form and in such manner within NSCC specifications as provided by UBS PaineWebber, provided,
                                                                     --------
          however, that if UBS PaineWebber shall decide in the future to receive
          -------
          commissions other than via NSCC, the Company shall make commercially reasonable accommodations to pay commissions in such alternative format. UBS PaineWebber and the UBS Agencies shall be solely responsible and shall arrange for the payment of commissions to the Agents as compensation for the sale of the Contracts.

     b) The insurance agent or insurance broker of record on the files of the Company and/or the Distributor shall be the Agent or the appropriate UBS Agency if requested by UBS PaineWebber. The broker dealer of record, if any, shall be UBS PaineWebber. If the Company or the Distributor shall receive a request to change the aforementioned agent, broker or broker dealer of record on its file, it shall notify UBS PaineWebber of such request. The Company nor the Distributor, including their employees or agents, shall not solicit or otherwise encourage an Accountholder to change its broker or agent of record designation.

     c) Any commission paid on the sale of a Contract shall be reimbursed if the Contract is returned, surrendered or not taken any time before the later of (1) seven days from the issuance of the Contract; (2) the date when the free-look period under the Contract is terminated; or
          (3) the number of days required for the Contract to be in force for commissions not to be refunded as indicated in Schedule G.

14.  Notice Required to UBS PaineWebber

The Company and/or the Distributor shall provide notice to UBS PaineWebber promptly upon the occurrence of any of the following events:

     a) The Company is placed under administrative supervision or is deemed insolvent by any governmental entity;

     b) The Company receives a ratings downgrade or is placed on a ratings watch by A.M. Best, Moody's, Standard & Poor's. Fitch, or any other rating agency that now exists or which may exist in the future that measures the claim's paying ability or credit worthiness of the Company;

     c) The Company or the Distributor receives notice of fine in the amount of $100,000 or greater being levied by any regulatory authority that results from, in whole or in part, the sale of the Contracts or other life insurance policies or annuity contracts that are substantially similar to the Contracts, whether the Company or the Distributor, as the case may be, believes the fine is warranted or otherwise; and

     d) The Company or the Distributor is put on notice of any class action lawsuit or proceeding, or potential class action lawsuit or proceeding, resulting from, in whole or in part, the sale or administration of the Contracts or other life insurance policies or annuity contracts that are substantially similar to the Contracts.

     e) Either MetLife, GenAm or the Company provides notice under either of the Net Worth Agreements of its desire to terminate such agreement and/or seeks to have the insurance department or any other regulatory authority approve the termination of either Net Worth Agreement. For purposes of this paragraph, the agreement of MetLife, GenAm and/or the Company to terminate either Net Worth Agreement shall be the same as either party, unilaterally, terminating said Net Worth Agreement.

15.  Indemnification

     a)   Indemnification by UBS PaineWebber

          UBS PaineWebber hereby agrees to indemnify and hold harmless the Company, the Distributor, their subsidiaries and affiliates and their respective officers, directors and employees (collectively, "Indemnified Persons") against any and all losses, claims, damages, liabilities or expenses, (including, the reasonable costs of counsel and investigation) to which any Indemnified Person may become subject, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based upon:

          (i) any negligent, fraudulent or intentional acts, omissions or errors of the Agents, the UBS Agencies or UBS PaineWebber in connection with the or related to the Contracts, including their offer or sale;

          (ii) the willful misconduct or negligence of UBS PaineWebber, the UBS Agencies or the Agents in the performance of, or failure to perform, their obligations under this Agreement; or

          (iii) a breach or violation by UBS PaineWebber or the UBS Agencies of the representations, warranties or covenants made by UBS PaineWebber and/or the UBS Agencies in this Agreement.

     b)   Indemnification by the Company

          The Company hereby agrees to indemnify and hold harmless UBS PaineWebber, the Agents, their subsidiaries and affiliates and their respective officers, directors and employees (collectively, "Indemnified Persons") against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of counsel and investigation) to which any Indemnified Person may become subject, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based upon;

          (i) any untrue statement of a material fact or omission to state a material fact required to be stated or necessary to make the statements therein not misleading in any Written Material that the Company and/or the Distributor provides to UBS PaineWebber, or any Sales and Marketing Material produced or modified by UBS PaineWebber for which it has obtained the Company's and/or the Distributor's consent:

          (ii) any negligent, fraudulent or intentional acts, omissions or errors by the Company and/or the Distributor in connection with or related to the Contracts, including their offer or sale;

          (iii) the willful misconduct or negligence of the Company and/or the Distributor in the performance of, or failure to perform, its obligations under this Agreement; or

          (iv) a breach or violation by the Company and/or the Distributor of the representations, warranties or covenants made by the Company and/or the Distributor in this Agreement.

     c) After receipt by a Party entitled to indemnification of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification, such indemnified Party will notify the indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, and the omission to so notify the indemnifying Party will not relieve it from any liability, except to the extent that the omission results in a failure of actual notice to the indemnifying Party and such indemnifying Party is damaged solely as a result of the failure to give such notice.

16.  Money Laundering, Foreign Assets Control

The Parties agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA Patriot Act ("the Act"), its implementing regulations, and related SEC and NASD rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. Each Party represents to the other Parties that, to the extent required by the Act, it will establish and maintain a comprehensive anti-money laundering compliance program.

The Parties further agree to comply with the economic sanctions programs adminstered by the U.S. Treasury Department's Office of Financial Assets Control ("OFAC") and, to the extent required by such programs, establish and maintain a comprehensive compliance program which includes, among other things, procedures for checking customer names and wire transfers against OFAC lists.

The Parties agree to promptly take whatever action is required by law, regulations, rule or its internal policies whenever it discovers questionable activity or potential indications of suspicious activity or OFAC matches are detected. To the extent requested by a Party discovering questionable activity or potential indications of suspicious activity involving the owner or beneficial owner of a Contract, the other Parties, to the extent allowed by law, shall assist the requesting Party in the investigation of such activity.

17.  Dispute/Dispute Resolution

Each Party agrees to cooperate fully with each other in the resolution of all matters arising out of the business of this Agreement. In the event of a dispute with respect to this Agreement that the Parties are unable to resolve themselves, such dispute will be settled by arbitration before arbitrators sitting in the Borough of Manhattan, New York, New York in accordance with the then existing NASD Code of Arbitration Procedures ("NASD Code"). The arbitrators will act by majority decision and their award may allocate attorneys fees and arbitration costs between the disputing Parties. Their award will be final and binding between the Parties, and such award may be entered as a judgment in any court of competent jurisdiction. The Parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities or insurance industries.

Unless the arbitrators shall provide otherwise, each Party involved in the arbitration shall be responsible for (i) all fees and expenses of its respective counsel, accountants, actuaries and any other representative in connection with the arbitration, and (ii) one half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrator(s). For purposes of this paragraph both UBS PaineWebber and the UBS Agencies shall be deemed to be one party and Company and Distributor shall be deemed to be one party.

18.  Termination

This Agreement may be terminated by any Party upon ten days' prior written notice. No application for Contracts will be solicited from Accountholders and no Contracts will be accepted by the Company after the effective date of termination, provided, however, that the Company shall not refuse any Contracts
             --------  -------
that were sold to Accountholders prior to the effective date of the termination. This Agreement shall remain in force with regard to all Contracts issued to Accountholders prior to termination being effective.

19.  Notice

Any notices required hereby must be in writing. Such notices may be sent by U.S. Mail, Certified, Return Receipt Requested, air courier service, or by facsimile confirmed by a facsimile acknowledgment from the recipient, and will be deemed given upon actual receipt by the addressee as reflected by the receipt. Such notices will be sent to the following addresses, or such other address as may be contained in a notice sent in accordance with this paragraph:

To Company:             MetLife Investors Insurance Company
                        22 Corporate Plaza Drive
                        Newport Beach, California 92660
                        Attention: President
                        Facsimile No. (949) 629-1684

To Distributor:         MetLife Investors Distribution Company
                        22 Corporate Plaza Drive
                        Newport Beach, California 92660
                        Attention: President
                        Facsimile No. (949) 629-1684

To UBS PaineWebber:     UBS PaineWebber, Inc.
                        Director of Insurance Services
                        1000 Harbor Boulevard
                        Weehawken, New Jersey 07086
                        Facsimile No. (201) 272-7059

To the UBS Agencies:    PWJC Insurance Sales Incorporated

                        C/O UBS PaineWebber, Inc.
                        Director of Insurance Services
                        1000 Harbor Boulevard
                        Weehawken, New Jersey 07086
                        Facsimile No. (201) 272-7059

20.  Assignment

This Agreement is not assignable by any Party without the other Partys' written consent, and any attempted assignment in contravention hereof shall be null and void; provided, however, that UBS PaineWebber may, without the Company's consent, assign any and all of its rights and obligations hereunder to any affiliate of UBS PaineWebber whether such affiliate may exist now or come into existence in the future.

21.  Previous Agreements

Any and all prior agreements between the Parties hereto authorizing the solicitation of the Contracts are hereby terminated and are superseded by this Agreement.

22.  Amendments

This Agreement may be amended only by a writing executed by each Party hereto.

23.  Forbearance

Forbearance or neglect on the part of any Party to insist upon compliance with the terms of this Agreement or the rules and regulations of the Company shall not be construed as or constitute a waiver thereof.

24.  Severability

This is a severable agreement. If any provision of this Agreement would require a Party to take action prohibited by applicable federal or state law or prohibit a Party from taking action required by applicable federal or state law, then it is the intention of the Parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part of this Agreement.

25.  Applicable Law

This Agreement shall be construed in accordance with the laws of the state of New York.

26.  Counterparts

This Agreement may be executed in two or more counterparts. All counterparts shall collectively constitute a single instrument.

This Agreement is effective as of Oct 31, 2002.

UBS PaineWebber, Inc.                   MetLife Investors Insurance Company

Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     SVP                          Title:     Executive Vice President


PWJC Insurance Sales, Inc.              MetLife Investors Insurance Company
                                        of California


Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     President                    Title:     Executive Vice President


                                        First MetLife Investors Insurance
                                        Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     Executive Vice President


                                        MetLife Investors Distribution Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     President

                                   SCHEDULE A

PWJC Sales Agency Incorporated
PWJC Insurance Agency (Massachusetts) Incorporated
PaineWebber Insurance Sales (Arizona) Incorporated
PWJC Insurance Services (Illinois) Incorporated
PWJC Insurance Agency (Oklahoma) Incorporated
PWJC Insurance Agency (Texas) Incorporated
PWJC Insurance Sales (Wyoming) Incorporated
PWJC Insurance Sales (Montana) Incorporated
PW Insurance Agency of Puerto Rico
PWJC Insurance Agency (Arkansas) Incorporated
PWJC Insurance Agency (Ohio) Incorporated
PWJC Insurance Agency (Idaho) Incorporated
JC Bradford Insurance Agency of Alabama

                      FIRST AMENDMENT TO SELLING AGREEMENT

This First Amendment ("First Amendment") to the Selling Agreement dated as of October 31, 2002 (the "Agreement") by and among MetLife Investors Insurance Company, MetLife Investors Insurance Company of California, First MetLife Investors Insurance Company (collectively, the "Company") MetLife Investors Distribution Company (the "Distributor"), UBS PaineWebber, Inc., ("UBS PaineWebber") and PWJC Insurance Sales, Inc., on behalf of itself and the other licensed insurance subsidiaries of UBS PaineWebber listed on Schedule A, attached hereto (collectively, the "UBS Agencies") is entered into effective December 2, 2002.

                                    AGREEMENT

IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company, UBS PaineWebber and the UBS Agencies hereby agree as follows:

1. Attachment 1 to this First Amendment is added as Schedule C to the Selling Agreement.

2. Schedule G of the Agreement is amended to add Attachment 2 of this First Amendment.

3. Except as expressly amended, modified or supplemented hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the Parties hereto have caused this First Amendment to be executed, and do each hereby warrant and represent that the respective signatory whose signature appears below has been and is on the date of the First Amendment, duly authorized by all necessary corporate action to execute this First Amendment.

UBS PaineWebber, Inc.                   MetLife Investors Insurance Company

Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     SVP                          Title:     Executive Vice President


PWJC Insurance Sales, Inc.              MetLife Investors Insurance Company
                                        of California


Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     President                    Title:     Executive Vice President


                                        First MetLife Investors Insurance
                                        Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     Executive Vice President


                                        MetLife Investors Distribution Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     President

                                  Attachment 1

                                   SCHEDULE C

MetLife Investors Single Premium Deferred Annuity

Policy Form Series: XLC-7001-0; XLC-7001-0CA (California);
                    CNY-790 (New York)

                      SECOND AMENDMENT TO SELLING AGREEMENT

This Second Amendment ("Second Amendment") to the Selling Agreement dated as of October 31, 2002 (the "Agreement") by and among MetLife Investors Insurance Company, MetLife Investors Insurance Company of California, First MetLife Investors Insurance Company (collectively, the "Company") MetLife Investors Distribution Company (the "Distributor"), UBS PaineWebber, Inc., ("UBS PaineWebber") and PWJC Insurance Sales, Inc., on behalf of itself and the other licensed insurance subsidiaries of UBS PaineWebber listed on Schedule A, attached thereof (collectively, the "UBS Agencies") is entered into effective as of January 1, 2003. (Each of the Company, the Distributor, UBS Paine Webber and the UBS Agencies shall be referred to as a "Party" and, collectively, shall be referred to as the "Parties").

WHEREAS, UBS PaineWebber and the UBS Agencies entered into the Agreement based on representations by the Company regarding the Net Worth Agreements, as defined in the Agreement;

WHEREAS, the Company has notified UBS PaineWebber and UBS Agencies that the GenAm Agreement, as defined in the Agreement, has been terminated effective as of December 31, 2002;

WHEREAS, the Company has informed UBS PaineWebber and the UBS Agencies that the Company has entered into Agreements with MetLife, Inc. ("MetLife") requiring MetLife to, among other items, maintain the surplus and risk-based capital of the Company (the "Support Agreements);

WHEREAS, copies of the Support Agreements are attached hereto as Exhibit A to this Second Amendment; and

WHEREAS, UBS PaineWebber and the UBS Agencies are continuing its relationship with the Company and the Distributor under the Agreement based upon the terms of the Support Agreements.

                                    AGREEMENT

IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company, the Distributor, UBS PaineWebber and the UBS Agencies hereby agree as follows:

1. The Company and/or the Distributor shall provide notice to UBS Paine Webber promptly upon either MetLife or the Company providing notice under one or more of the Support Agreements of its desire to terminate such agreement and/or seeks to have the insurance department or any other regulatory authority approve the termination of one or more pf the Support Agreements. For purposes of this paragraph, the agreement of MetLife and the Company to terminate one or more Support Agreement shall be the same as either party, unilaterally, terminating said Support Agreement.

2. Except as expressly amended, modified or supplemented hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the Parties hereto have caused this Second Amendment to be executed and do each hereby warrant and represent that the respective signatory whose signature appears below has been and is on the date of the First Amendment, duly authorized by all necessary corporate action to execute this Second Amendment.

UBS PaineWebber, Inc.                   MetLife Investors Insurance Company

Signature: /s/ John Mulhall                        /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     SVP                          Title:     Executive Vice President


PWJC Insurance Sales, Inc.              MetLife Investors Insurance Company
                                        of California


Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     SVP                          Title:     Executive Vice President


                                        First MetLife Investors Insurance
                                        Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     Executive Vice President


                                        MetLife Investors Distribution Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     President

                         NET WORTH MAINTENANCE AGREEMENT

This agreement ("Agreement"), made and entered into as of the 31st day of December, 2002, (the "Effective Date"), by and between MetLife, Inc. ("MetLife"), a Delaware Corporation, and MetLife Investors Insurance Company ("Beneficiary"), a stock life insurance company domiciled in the State of Missouri.

                                  INTRODUCTION

MetLife directly or indirectly owns 100% of the outstanding common stock of Beneficiary;

Beneficiary is a company with operations that are distinct and separate from those Of MetLife, but its operations are integral to MetLife's strategic direction;

MetLife and Beneficiary recognize the importance in a competitive insurance industry of obtaining the highest possible ratings for financial strength; and

MetLife and Beneficiary desire to take certain actions to enhance and maintain the financial strength of Beneficiary.

In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.   Capital and Surplus. MetLife agrees that it shall cause Beneficiary to have
     -------------------
     at all times during the term of this Agreement the greater of:

     (a) A capital and surplus of $10 million; or

     (b) the amount of capital and surplus as shall be necessary to maintain a total adjusted capital of Beneficiary at a level not less than 150% of the company action level RBC of Beneficiary.

     For purposes of this Paragraph 1, "total adjusted capital" and "company action level RBC" shall be as defined in the Risk-Based Capital (RBC) for Insurers Model Act adopted by the National Association of Insurance Commissioners."

2.   Liquidity. During the term of this Agreement, MetLife shall cause
     ---------
     Beneficiary to have the liquidity necessary to enable it to meet its current obligations on a timely basis; provided, however, that such liquidity shall be provided in accordance with, and only to the extent permitted by, applicable law.

3.   Waivers. MetLife hereby waives any failure or delay on the part of
     -------
     Beneficiary (but not of any other person or entity) in asserting or enforcing any of its rights or in making any claims or demands hereunder.

4.   Term and Termination. Unless earlier terminated in accordance with this
     --------------------
     paragraph 4, this Agreement shall continue indefinitely. MetLife shall have the absolute right to terminate this Agreement upon thirty (30) days' prior written notice to Beneficiary; provided, however, that MetLife agrees not to terminate this Agreement unless Beneficiary attains a stand-alone rating from [Moody's Investors Service ("Moody's")], without giving weight to the support of this Agreement, that is the same as or better than its rating from such agency with such support, or MetLife sells Beneficiary or Beneficiary's entire block of business to an acquirer (i) having a rating from [Moody's] that is at least equal to the lower of (a) MetLife's then current rating from such agency or (b) Beneficiary's then current rating as supported by this Agreement from such agency; or (ii) such that, after giving effect to the sale, Beneficiary attains a rating from [Moody's] that is the same as or better than its then current rating from such agency as supported by this Agreement. Notwithstanding the foregoing, this Agreement will terminate automatically one year after the closing of a sale of Beneficiary by MetLife, and all provisions hereof will be of no further force and effect.

5.   Right to Enforce. Any creditor of Beneficiary (including, but not limited
     ----------------
     to, its employees, policyholders and trade creditors) shall have the right to enforce the provisions of this Agreement through the Director of Insurance, Missouri Department of Insurance or the state insurance regulator of such creditor's state of residence if Beneficiary defaults on any claim or other payment owed to such creditor when due, and such insurance regulator may, at the request of such creditor made in accordance with and subject to the conditions of this Agreement, proceed directly against MetLife to enforce the provisions of this Agreement during its term; provided, however, that no creditor of Beneficiary may take any action authorized under this paragraph 5 unless and until (a) such creditor has given MetLife written notice of its intent to enforce the terms of this Agreement as provided in this paragraph 5, which notice shall specify in reasonable detail the nature of and basis for the creditor's complaint and
     (b) MetLife has failed to comply with this Agreement within sixty (60) days after such notice is given.

6.   Not a Guarantee. This Agreement is not, and nothing herein contained and
     ---------------
     nothing done pursuant hereto by MetLife shall constitute or be construed or deemed to constitute, an evidence of indebtedness or an obligation or liability of MetLife as guarantor, endorser, surety or otherwise in respect of any obligation, indebtedness or liability, of any kind whatsoever, of Beneficiary. This Agreement does not provide, and is not intended to be construed or deemed to provide, any creditor of Beneficiary with recourse to or against any of the assets of MetLife.

7.   Applicable Law and Forum. This Agreement shall be governed by and construed
     ------------------------
     in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

8.   Assignment. This Agreement shall be binding upon and enforceable against
     ----------
     successors and permitted assigns. Neither party hereto shall assign this Agreement or any rights or obligations hereunder, and no other person or entity entitled to take any action under this Agreement shall assign the right to take such action, without the prior written consent of the parties hereto (other than the party proposing to make such assignment), and any such attempted assignment without prior written consent shall be void and of no force or effect.

9.   Communications. All notices, requests, demands and other communications
     --------------
     under this Agreement (whether from MetLife, Beneficiary, or any other person or entity) shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to which such notice is to be given; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of transmission is obtained promptly after completion of transmission; (c) on the business day after delivery to Federal Express or similar overnight carrier or the Express Mail Service maintained by the United States Postal Service; or (d) on the fifth calendar day after mailing, if mailed to the party to which such notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to MetLife to:

         Stewart G. Nagler
         Vice-Chairman of the Board
            And Chief Financial Officer
         MetLife, Inc.
         One Madison Avenue
         New York, New York 10010
         Facsimile No. (212) 578-0266

         Copy to: Gary A. Beller, Esq.
                  Senior Executive Vice-President and General Counsel Facsimile No. (212) 679-4523

         If to Beneficiary to:

         MetLife Investors Insurance Company
         22 Corporate Plaza Drive
         Newport Beach, CA 92660
         Attn: Controller

     Any party hereto may change its address or facsimile number for the purpose of this paragraph 9 by giving the other party notice of its new address in the manner set forth above.

10.  Publicity. No party hereto may, directly or indirectly, disclose the
     ---------
     existence of this Agreement or the terms hereof, other than to any regulatory agency or rating agency, except with the permission of the other party hereto and then only as permitted by law. MetLife may make such disclosures as are required by federal or state securities laws, without prior notice to, or consent of the Beneficiary.

11.  Severability. If any provision of this Agreement shall be declared null,
     ------------
     void or
     unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of this Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of or rights under this Agreement.

12.  Entire Agreement. This Agreement constitutes the entire agreement between
     ----------------
     the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written, of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year above written.

METLIFE, INC.                             METLIFE INVESTORS

                                          INSURANCE COMPANY


By: /s/ Illegible                         By: /s/ Richard C. Pearson
    -----------------------------------       ----------------------------------
                                          Title: Executive Vice President
Title: --------------------------------

                      THIRD AMENDMENT TO SELLING AGREEMENT

This Amendment ("Amendment") to the Selling Agreement dated as of October 31, 2002 (the "Agreement") by and among MetLife Investors Insurance Company, MetLife Investors Insurance Company of California, First MetLife Investors Insurance Company (collectively, the "Company") MetLife Investors Distribution Company (the "Distributor"), UBS Financial Services Inc. (formerly UBS PaineWebber), ("UBS Financial Services") and PWJC Insurance Sales, Inc., on behalf of itself and the other licensed insurance affiliates of UBS Financial Services listed on Schedule A to the Agreement (collectively, the "UBS Agencies") is entered into effective upon execution of this Amendment.

                                    AGREEMENT

IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company, UBS Financial Services and the UBS Agencies hereby agree as follows:

1. Schedule B of the Agreement is amended to include Attachment 1 of this Amendment. The products on Attachment 1 are being added only for purposes of servicing said Contracts and no new applications for those products shall be solicited by UBS Financial Services or the UBS Agencies nor will they be accepted by the Company.

2. Schedule G of the Agreement is amended to add Attachment 2 of this Amendment.

3. Except as expressly amended, modified or supplemented hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the Parties hereto have caused this First Amendment to be executed, and do each hereby warrant and represent that the respective signatory whose signature appears below has been and is on the date of the First Amendment, duly authorized by all necessary corporate action to execute this First Amendment.

UBS Financial Services Inc.             MetLife Investors Insurance Company

Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     SVP                          Title:     Executive Vice President


PWJC Insurance Sales, Inc.              MetLife Investors Insurance Company
                                        of California


Signature: /s/ John Mulhall             Signature: /s/ Richard C. Pearson
           ---------------------------             -----------------------------
Name:      John Mulhall                 Name:      Richard C. Pearson
Title:     President                    Title:     Executive Vice President


                                        First MetLife Investors Insurance
                                        Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     Executive Vice President


                                        MetLife Investors Distribution Company


                                        Signature: /s/ Richard C. Pearson
                                                   -----------------------------
                                        Name:      Richard C. Pearson
                                        Title:     President

                                  Attachment 1

                        Annuity Products - Services Only

Class AA
Class A
Class B

                      FIFTH AMENDMENT TO SELLING AGREEMENT

This Amendment ("Amendment") to the Selling Agreement dated as of October 31, 2002 (the "Agreement") by and among MetLife Investors Insurance Company and First MetLife Investors Insurance Company; whereas MetLife Investors Insurance Company of California has merged into MetLife Investors Insurance Company (collectively, the "Company") MetLife Investors Distribution Company (the "Distributor"), UBS Financial Services Inc. (formerly UBS PaineWebber), ("UBS Financial Services") and PWJC Insurance Sales, Inc., on behalf of itself and the other licensed insurance affiliates of UBS Financial Services listed on Schedule A to the Agreement (collectively, the "UBS Agencies") is entered into effective upon execution of this Amendment.

                                    AGREEMENT

IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company, UBS Financial Services and the UBS Agencies hereby agree as follows:

1. Schedule B of the Agreement is amended to add attachment 1 of this Amendment.

2. Schedule G of the Agreement is amended to add Attachment 1 of this Amendment.

3. Except as expressly amended, modified or supplemented hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the Parties hereto have caused this Fifth Amendment to be executed, and do each hereby warrant and represent that the respective signatory whose signature appears below has been and is on the date of the Fifth Amendment, duly authorized by all necessary corporate action to execute this Fifth Amendment.

UBS Financial Services Inc.            MetLife Investors Insurance Company

Signature: /s/ John Mulhall            Signature: /s/ Richard C. Pearson
           ---------------------------            -----------------------------
Name:      John Mulhall                Name:      Richard C. Pearson
Title:     Executive Director          Title:     Executive Vice President


PWJC Insurance Sales, Inc.             First MetLife Investors Insurance Company


Signature: /s/ John Mulhall            Signature: /s/ Richard C. Pearson
           ---------------------------            -----------------------------
Name:      John Mulhall                Name:      Richard C. Pearson
Title:     President                   Title:     Executive Vice President


                                       MetLife Investors Distribution Company


                                       Signature: /s/ Richard C. Pearson
                                                  -----------------------------
                                       Name:      Richard C. Pearson
                                       Title:     Executive Vice President

                                  ATTACHMENT 1

                                   SCHEDULE B

                        Annuity Products - Services Only

..    Class VA (option C)

                                   SCHEDULE G

                         Selling Agreement Date 10/31/02
                               FMLI, MLI, MET-LIFE

* VA = B

* Fixed = C